THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE NON TRANSFERABLE. NO SALE OR OTHER DISPOSITION OR PLEDGE OF THE SHARES OF COMMON STOCK ISSUABLE PURSUANT HERETO MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT A PROPOSED DISPOSITION OR PLEDGE IS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR A NO ACTION LETTER OR INTERPRETIVE OPINION OF THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

                                     RADIUS INC.
                                 COMMON STOCK RIGHT
                                  *Non-Transferable*

Sunnyvale, California                              __________Rights
September 13, 1996



1.   THE RIGHT.

          (a) GRANTING OF RIGHTS. This Right is executed and delivered by Radius Inc., a California corporation (the "COMPANY"), to ____________________ ("Holder").

          (b) NUMBER OF SHARES SUBJECT TO RIGHT. Subject to the terms and conditions herein set forth, Holder is entitled to receive from the Company, upon the conversion of all of the 750,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock") into shares of the Company's Common Stock until this Right has expired in accordance with subparagraph (e) below, an aggregate of ________ shares of fully paid and non-assessable shares of Common Stock of the Company (the "SHARES"). The number of such shares are subject to adjustment pursuant to paragraph 2 hereof.

          (c) PARTIAL CONVERSION OF SERIES A PREFERRED STOCK. Notwithstanding the provisions of paragraph 1(b), in the event that on any occasion less than 750,000 shares of Series A Convertible Preferred Stock are converted into Common Stock, Holder shall be entitled to receive a lesser number of shares of fully paid and non-assessable shares of Common Stock, and the Shares shall be reduced by a like number as follows:


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                    N = TXC
                      750,000

where N =      the number of shares of Common Stock to be issued to the holder.
               T    =    the number of Shares originally covered by this Right
                         as of September 13, 1996.
               C    =    the number of shares of Series A Convertible Preferred
                         Stock which are to be converted into Common Stock.

          (d) EFFECT OF CONVERSION. The shares of Common Stock issuable pursuant to this Right shall be deemed to have been issued immediately prior to the close of business on the date of the conversion of the Series A Convertible Preferred Stock as provided above, and the person entitled to receive the Shares shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Shares issuable upon such conversion.

          (e) TERM. This Right shall terminate and expire as follows: (i) as of 5:00 p.m. local California time on the date that no shares of the Company's Series A Convertible Preferred Stock remain outstanding, or (ii) upon the sale, transfer, assignment, pledge or hypothecation or other disposition of all or any portion of the Rights represented by this certificate.

          (f) PARTIAL EXERCISE. In the event that only a portion of the Shares subject hereto are issued as a result of the partial conversion of the Series A Convertible Preferred Stock described in paragraph 1(c) above, the Company will, upon issuance of the Shares so acquired, deliver to the holder a new Right representing the remaining Shares subject hereto.

     2. (a) ADJUSTMENT OF NUMBER OF SHARES. In case at any time or from time to time on or after the effective date hereof the holders of the Common Stock of the Company (or any shares of stock or other securities at the time receivable pursuant to this Right) shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock of the Company by way of dividend, then and in each case, the holder of this Right shall, upon the exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable thereupon, and without payment of any additional consideration therefor, the amount of such other or additional stock of the Company which such holder would hold on the date of such exercise had it been the holder of record of such Common Stock on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraphs (b) and (c) of this paragraph 2.


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          (b)  ADJUSTMENT FOR RECLASSIFICATION, REORGANIZATION OR MERGER.  In
case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable pursuant to the terms of this Right) on or after the date hereof, or in case, after such date, the Company (or any such other corporation) shall merge with or into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the holder of this Right, upon the conversion of Series A Convertible Preferred Stock at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable pursuant hereto prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if the Series A Convertible Preferred Stock was covered immediately prior thereto, all subject to further adjustment as provided in paragraphs (a) and (c); in each such case, the terms of this paragraph 2 shall be applicable to the shares of stock or other securities properly receivable pursuant to this Right after such consummation.

          (c) STOCK SPLITS AND REVERSE STOCK SPLITS. If at any time on or after the date hereof the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the number of shares receivable pursuant to this Right shall be proportionately increased; and, conversely, if at any time on or after the date hereof the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the number of shares receivable pursuant to this Right shall be proportionately decreased.

     3. OTHER ADJUSTMENTS. Except as provided in paragraph 2, no adjustment on account of dividends or interest on Common Stock will be made upon the exercise hereof.

     4. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

     5. NO SHAREHOLDER RIGHTS. This Right shall not entitle its holder to any of the rights of a shareholder of the Company.

     6. APPROVALS. The holder's ability to receive shares of Common Stock pursuant to this Right is subject to the Company having obtained all necessary governmental approvals prior to any issuance of shares hereunder. The Company shall use its best efforts to obtain such consents after the date hereof.

     7. RESTRICTIONS ON TRANSFER OF RIGHT. THIS RIGHT AND ALL RIGHTS HEREUNDER ARE NOT TRANSFERABLE, IN WHOLE OR IN PART.

     8. MARKET STANDOFF AGREEMENT. No shares of Common Stock may be issued hereunder, unless to the extent requested by an underwriter of securities of the Company, holder agrees in writing not to sell or otherwise transfer or dispose of any Shares (other than to donees

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or partners of the holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Act.

     9. MISCELLANEOUS. This Right shall be governed by the laws of the State of California. The headings in this Right are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Right nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the Company and the registered holder hereof. All notices and other communications from the Company to the holder of this Right shall be mailed by first-class registered or certified mail, postage prepaid, to the address furnished to the Company in writing by the last holder of this Right who shall have furnished an address to the Company in writing.

     ISSUED this 13th day of September 1996.

                                             RADIUS INC.


                                             By:
                                                 ------------------------------
                                                 Charles W. Berger, Chairman of
                                                 the Board, Chief Executive
                                                 Officer and President



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